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                                                                  EXHIBIT 10.5

            AMENDED AND RESTATED EMPLOYMENT AND CONSULTING AGREEMENT

      This AMENDED AND RESTATED EMPLOYMENT AND CONSULTING AGREEMENT (the "Agreement") is made and entered into as of June 7, 2004, by and between AHS Management Company, Inc., a Delaware corporation ("the Company"), and Vernon S. Westrich, an individual ("Employee").

                                  WITNESSETH:

      WHEREAS, the Company and Employee previously entered into that certain Employment Agreement, dated September 13, 2001, which they now desire to amend and restate pursuant to the terms of this Agreement;

      WHEREAS, the Company desires to enter into this Agreement with Employee and to provide him with the benefits set forth herein in recognition of the valuable services he will render to the Company, and for the purposes evidenced herein;

      WHEREAS, Employee is ready and willing to render the services provided for, and on the terms and conditions set forth herein, and he is willing to refrain from activities competitive with the business of the Company pursuant to the terms and conditions set forth herein;

      WHEREAS, in serving as an employee of the Company, Employee will participate in the use and development of confidential proprietary information about the Company, its customers and suppliers, and the methods used by the Company and its employees in competition with other companies, as to which the Company desires to protect fully its rights;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

      1. Employment. The Company hereby contracts with Employee and Employee accepts such contract with the Company, subject to the terms and conditions set forth herein.

            (a) First Employment Period. For the period commencing January 1, 2004 and ending July 31, 2004 ("First Period"), Employee shall be employed as President, Behavioral Group, shall perform all duties and services incident to such position, and such other duties and services as may be prescribed by the Bylaws of the Company or established by the Chairman of the Board of Directors or Chief Executive Officer of the Company, or its parent company from time to time. During the First Period, Employee shall devote his best efforts and attention, on a full-time basis, to the performance of the duties required of him as an employee of the Company.

            (b) Second Employment Period. For the period commencing August 1, 2004 and ending December 31, 2004 ("Second Period"), Employee shall be employed as President, Behavioral Group, or another position as prescribed by the Company commensurate with the duties and obligations set forth in this paragraph. During the Second Period, Employee's primary duties shall be to provide consultation, mentoring, business development and training services to the person selected by the Company to be Employee's replacement with the Company and other duties as assigned. During the Second Period, Employee shall devote his best efforts and attention, for three (3) days per week, to the performance of such duties, including traveling as reasonably requested by Company.

            (c) Third Period. For the period commencing January 1, 2005 and ending December 31, 2009 ("Third Period"), Employee will provide consulting services to the Company. During the Third

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Period, Employee will be available to the Company, for up to five (5) days per month, to perform consulting services related to the Company and the operations of the Behavioral Group. These services may require travel as reasonably requested by Company. During such period, Employee shall be engaged as an independent contractor and not as an employee of the Company.

      2.    Principal Office.

            (a) During the First Period, Employee's principal office and normal place of work shall be at the Company's principal executive offices in Nashville, Tennessee ("Principal Office").

            (b) During the Second Period and Third Period, Employee's principal office and normal place of work shall be in Terre Haute, Indiana ("Indiana Office").

      3.    Compensation.

            (a) As compensation for services rendered by Employee hereunder, Employee shall receive:

                  (1) Salary. During the First Period, a monthly salary of $27,796; during the Second Period, a monthly salary of $16,667; during the Third Period, a monthly payment of $5,000, regardless of the number of days actually worked ("Consulting Fee") which amounts shall be payable in arrears in equal monthly installments according the Company's normal payroll cycle.

                  (2) Bonus. During the First Period and Second Period, and regardless of his status as a consultant in the Third Period, employee will be eligible to participate in the Company's Incentive Compensation Plan for 2004. Employee will not be eligible to participate in the Company's Incentive Compensation Plan after the Second Period.

                  (3) Fringe Benefits. Employee shall be entitled during the First Period and Second Period to such other benefits of employment with the Company as are now or may hereafter be in effect for senior executives of the Company with duties comparable to Employee including, without limitation, all bonus, incentive and deferred compensation, pension, life and other insurance, disability (insured and uninsured), medical and dental and other benefit plans or programs, paid time off and stock option grants as approved by the Board of Directors. During the Third Period, Employee will not be eligible to participate in any of the Company's benefit plans.

                  (4) Expenses. During the First and Second Period, the Company shall reimburse Employee for all reasonable travel, entertainment, parking, business meeting and similar expenditures incurred in pursuance and furtherance of the Company's business upon receipt of reasonable supporting documentation as required by the Company's policies applicable to its officers and other key employees generally. The Company will also reimburse Employee for all reasonable expenses associated with the establishment and operation of the Indiana Office, including a dedicated phone line, a computer and printer and remote access to the Company's information systems. Such expenses during the Second Period and Third Period shall not exceed $1000/month, except by prior written consent of the Company.

                  (5) Withholdings. All amounts payable to Employee hereunder shall be subject to such deductions or withholdings as are required by law or the policies of the Company or as may be authorized or directed by Employee. Employee acknowledges that after the Second Period, as an independent contractor, he shall be solely responsible for the payment of any applicable taxes.

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            (b)   Indemnification. This Agreement hereby incorporates and makes a part of this agreement the Indemnification Agreement dated January 31, 2002 by and between Employee and Ardent Health Services LLC. The provisions and rights guaranteed under that Agreement shall survive any termination or expiration of this Agreement.

      4.    Confidential Information and Trade Secrets.

            (a) Trade Secrets. Employee recognizes that Employee's position with the Company requires considerable responsibility and trust, and, in reliance on Employee's loyalty, the Company may entrust Employee with highly sensitive confidential, restricted and proprietary information involving Trade Secrets and Confidential Information. For purposes of this Agreement, a "Trade Secret" is any scientific or technical information, design, process, procedure, formula or improvement that is valuable and not generally known to competitors of the Company. "Confidential Information" is any data or information, other than Trade Secrets, that is important, competitively sensitive, and not generally known by the public, including, but not limited to, the Company's business plan, acquisition targets, training manuals, product development plans, pricing procedures, market strategies, internal performance statistics, financial data, confidential personnel information concerning employees of the Company, supplier data, operational or administrative plans, policy manuals, and terms and conditions of contracts and agreements. The terms "Trade Secret" and "Confidential Information" shall not apply to information which is (i) made available to the general public without restriction by the Company, (ii) obtained from a third party by Employee in the ordinary course of Employee's employment by the Company, or (iii) required to be disclosed by Employee pursuant to subpoena or other lawful process, provided that Employee notifies the Company in a timely manner to allow the Company to appear to protect its interests.

            (b) Non-disclosure. Except as required to perform Employee's duties hereunder, Employee will not use or disclose any Trade Secrets or Confidential Information of the Company during employment, or at any time after termination of employment and prior to such time as they cease to be Trade Secrets or Confidential Information through no act of Employee in violation of this Agreement.

            (c) Material Surrender. Upon termination or expiration of this Agreement, Employee will surrender to the Company all files, correspondence, memoranda, notes, records, manuals or other documents or data pertaining to the Company's business or Employee's employment (including all copies thereof) however prepared and whether maintained in paper or electronic format. Employee will also leave with the Company all materials involving any Trade Secrets or Confidential Information of the Company. All such information and materials, whether or not made or developed by Employee, shall be the sole and exclusive property of the Company, and Employee hereby assigns to the Company all of Employee's right, title and interest in and to any and all of such information and materials.

      5. Covenants. Employee shall be subject to the following covenants and obligations:

            (a) Non-competition covenant. During the Term, Employee shall not become an employee of, consultant to, or investor in any entity that owns, operates or manages, or compete or plan or prepare to compete with the Company regarding the ownership of, investment in, management of or operation of, free standing hospitals, residential treatment centers or behavioral health units in medical/surgical hospitals or facilities that provide behavioral healthcare services ("Hospital") where such Hospital or corporate affiliate of such Hospital is within thirty (30) miles of any Company facility or the Company's corporate office

            (b) Non-solicitation covenant. During the Term, Employee shall not hire, directly or indirectly solicit the services of or otherwise induce or attempt to induce any Company Employee to sever

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his/her employment relationship with the Company. For purposes of this section
"Company Employee" shall mean (i) any employee who performs or performed any of his/her services at the Company's Principal Office and (ii) any member of the senior management staff of any line of behavioral healthcare business owned, operated or managed by the Company during the Term.

            (c) Waiver. Prior to the initiation of any conduct prohibited under this Section 5, Employee may request that Company waive application of this Section to said conduct. Granting of such request, however, shall be at Company's sole discretion.

            (d) Scope and Duration; Severability. The Company and Employee understand and agree that the scope and duration of the covenants contained in this Section 5 are reasonable both in time and geographical area and are necessary to protect the business of the Company. Except as otherwise stated herein, such covenants shall survive the termination of Employee's employment. It is further agreed that such covenants shall be regarded as divisible and shall be operative as to time and geographical area to the extent that they may be made and, if any part of such covenants is declared invalid or unenforceable, the validity and enforceability of the remainder shall not be affected.

            (e) Assignment. Employee agrees that the covenants contained in this Section 5 shall inure to the benefit of any successor or assign of the Company; provided, however, that the force and effect, including without limitation the line of business limitation and geographic scope, of such covenants shall be determined as of the date immediately proceeding any such succession or assignment, and in no event shall the force and effect of such covenants be expanded to include any line of business or geographic location of any such successor or assignee.

            (f) Company. For purposes of sections 4 and 5, "Company" shall mean Ardent Health Services LLC, Ardent Health Services, Inc., AHS Management Company, Inc., and/or Behavioral Healthcare Corporation and any affiliate or subsidiary of Behavioral Healthcare Corporation.

            (g) Exclusion. Notwithstanding the provisions of this Section 5, Employee's non-competition obligations shall not preclude Employee from owning one percent (1%) or less of the voting power or common interest in any publicly traded corporation conducting business activities in the healthcare industry in competition with the Company or any affiliate.

      6. Program Participation. Employee represents that he is, and will for the term of this Agreement be eligible to participate in Medicare, Medicaid, CHAMPUS, Tri-Care, and other federal health programs, and Employee shall not have been sanctioned by the Health and Human services Office of the Inspector General, Cumulative Sanctions Report, or excluded by the General Services Administration, as set forth on the List of Excluded Providers [see http://oig.hhs.gov/fraud/exclusions.html and http://epls.arnet.gov/ ].

      7. Specific Enforcement. Employee specifically acknowledges and agrees that the restrictions set forth in Sections 4 and 5 hereof are reasonable and necessary to protect the legitimate interests of the Company and that the Company would not have entered into this Agreement in the absence of such restrictions. Employee further acknowledges and agrees that any violation of the provisions of Section 4 and 5 hereof will result in irreparable injury to the Company, that the remedy at law for any violation or threatened violation of such Sections will be inadequate and that in the event of any such breach, the Company, in addition to any other remedies or damages available to it at law or in equity, shall be entitled to temporary injunctive relief before trial from any court of competent jurisdiction as a matter of course and to permanent injunctive relief without the necessity of proving actual damages. The Company shall also have available all remedies provided under state and federal statutes, rules and regulations as well as any and all other remedies as may otherwise be contractually or equitably available.

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In addition to any other remedy herein granted or available to the Company, either at law or in equity, Employee shall forfeit and forever release any claim or right Employee may have to any benefits, paid or unpaid, under this Agreement from the date Employee breached section 5 of this Agreement.

      8. Term. This Agreement shall continue from January 1, 2004 until December 31, 2009, ("Term") unless sooner terminated in the manner set forth herein. The date upon which this Agreement shall terminate, whether pursuant to the terms of this Section or pursuant to any other provision of this Agreement shall hereafter be referred to as the "Termination Date." Following the Termination Date, the Company shall have no further obligation to Employee and Employee shall have no further rights or obligations hereunder, except as set forth herein.

      9. Termination Upon Death of the Employee. In the event Employee dies during the First or Second Period, this Agreement shall immediately terminate and neither the Employee nor the Company shall have any further obligations hereunder, except that the Company shall pay Employee's estate the Severance Amount (to the extent not already paid) and any earned but unpaid salary, expenses and/or benefits owed at the time of death. If Employee dies during the Third Period after the Additional Severance payments have begun, the Company shall pay to Employee's estate, the Additional Severance (to the extent not already paid) as well as any consulting fees earned but unpaid as of the Termination Date.

      10. Termination by Employee For Cause. During the First or Second Period, Employee may terminate this Agreement thirty (30) days after delivery to Ardent Health Services LLC's Board of Managers of written notice of his intent to terminate the Agreement, which notice alleges the occurrence of: (a) a material diminution in the Employee's office, duties or responsibilities beyond that contemplated by this Agreement, or (b) a material breach by the Company of this Agreement. Notwithstanding the foregoing, however, the Employee shall not have the ability to terminate this Agreement if the facts alleged in such written notice have been cured prior to the expiration of such thirty (30) day notice period. At the Termination Date, the Company shall have no further obligation to Employee and Employee shall have no further rights or obligations hereunder, except as set forth in Section 4 and 5 above, and except for the Company's obligations to pay Employee unpaid salary, bonus or unreimbursed expenses that have accrued but have not been paid as of the Termination Date.

      11. Termination by the Company for Cause. The Company shall have the right at any time to terminate this Agreement immediately for cause. The term "Cause" shall mean (i) Employee's gross negligence or willful refusal to perform the reasonable duties set forth in Section 1 of this Agreement, (ii) Employee's conviction of or plea of nolo contender to any crime punishable as a felony or involving moral turpitude or fraud, (iii) fraud, embezzlement or other material dishonesty with respect to the Company or any of its affiliates, (iv) abuse of controlled substances or alcohol by Employee or acts of moral turpitude that materially and adversely affect the Company or any of its affiliates or the ability of Employee to perform his obligations under this Agreement, (v) Employee making disparaging remarks about either the Company or the Company's management or (vi) Employee's change in status under Section 6 of this Agreement. Employee's obligations under Sections 4, 5 and 7 hereof shall survive in full force and effect the termination of the Agreement pursuant to this
Section 11. In the event Employee's employment hereunder is terminated in accordance with this Section, the Company shall have no further obligation to make any payments to Employee hereunder except for unpaid salary or unreimbursed expenses that have accrued but have not been paid as of the Termination Date.

      12.   Termination Without Cause.

            (a) In the event that Employee is terminated by the Company without cause during the First or Second Period hereof (which shall not include a termination pursuant to Sections 9, 10, 11, 13

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or 14), the Company shall: (a) pay Employee any bonus earned under the Company's
Incentive Compensation Plan and any unreimbursed expenses owed to Employee that have accrued but have not been paid as of the Termination Date; and (b) pay to Employee, both the Severance Amount and the Additional Severance Amount. This Agreement cannot be terminated without cause during the Third Period.

            (b) In the event that Employee terminates this Agreement without cause during the Term hereof (which shall not include a termination pursuant to Sections 9, 10, 11, 13 or 14), the Company shall only be obligated to pay Employee the Severance Amount, if not already paid and any salary and unreimbursed expenses owed to Employee that have accrued but have not been paid as of the Termination Date.

            (c) Employee's obligations under Sections 4, 5 and 7 hereof shall survive in full force and effect the termination of this Agreement pursuant to
Section 12(b) for the remainder of the Term.

      13. Termination Upon a Change in Control. Employee shall have the unilateral right, to be exercised or not in his sole discretion, to terminate this Agreement under this Section 13 within one hundred eighty (180) days after a Change in Control (as such term is hereinafter defined) if such Change in Control were to occur at any time within the Term. Notwithstanding any statement contained in this Agreement to the contrary (other than in section 11), in the event this Agreement is terminated for any reason within one hundred eighty
(180) days following a Change in Control, Employee shall be paid the Severance Amount, if not already paid or payments begun under section 15 below as of the date of the Change in Control and the Additional Severance if not already paid or payments begun under section 15 below as of the date of the Change in Control as well as all remaining Consulting Fees not yet paid as of any termination under this Section 13. Sections 4 and 5 hereof shall survive any such Employee termination under this Section to the extent permitted under section 5(e) herein.

      For purposes of this Agreement, a Change in Control means the occurrence of any of the following events, provided that references to the Company in this
Section 13 shall be treated as a reference solely to Behavioral Healthcare Corporation, AHS Management Company, Inc., Ardent Health Services, Inc., and/or Ardent Health Services LLC,

      (1) An acquisition (other than (i) directly from the Company or (ii) by any Principal or a Related Party of a Principal) of any voting securities of the Company (the "Voting Securities") by any "Person" (as that term is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of the combined voting power of the Company's then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, Voting Securities which are acquired in a Non-Control Acquisition shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (1) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company, or (B) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a "Subsidiary"), (2) the Company or its Subsidiaries, or (3) any person in connection with a Non-Control Transaction (as hereinafter defined);

      (2) The individuals who, as of the date of this Agreement, are members of the Ardent Health Services LLC's ("Ardent") Board of Managers (the "Incumbent Board"), cease for any reason to constitute at least a majority of the members of Ardent's Board of Managers; provided, however, that if the election, or nomination for election by Ardent's equity holders, of any new Manager was approved by

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a vote of at least a majority of the Incumbent Board, such new Manager shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than Ardent's Board of Managers (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

      (3)   Approval by the holders of the Voting Securities of the Company of:

            (i) A merger, consolidation or reorganization involving the Company, unless such merger, consolidation or reorganization is a Non-Control Transaction. A "Non-Control Transaction" shall mean a merger, consolidation or reorganization of the Company where:

                  a) the holders of the Voting Securities of the Company, immediately before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, more than fifty percent (50%) of the combined voting power of the outstanding voting securities of the entity resulting from such merger or consolidation or reorganization (the "Surviving Entity") in substantially the same proportion as their own ownership of the Voting Securities immediately before such merger, consolidation or reorganization; and

                  b) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least a majority of the members of the board of directors of the Surviving Entity, or a corporation or entity beneficially directly or indirectly owning a majority of the Voting Securities of the Surviving Entity;

            (ii)  A complete liquidation or dissolution of the Company; or

            (iii) An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to (i) a Subsidiary or (ii) any Principal or Related Party of a Principal).

For purposes of this Section 13, the following defined terms have the following meanings:

      "Principals" means (i) Welsh, Carson, Anderson & Stowe, IX, L.P., (ii) FFC Partners II, L.P., (iii) BancAmerica Capital Investors I, L.P., (iv) any investment fund under common control or management with any person in the foregoing clauses (i), (ii) or (iii), and (v) any general partner or other entity directly controlling or managing any person in the foregoing clauses (i) through (iv).

      "Related Party" means:

            (1) any controlling stockholder, partner, member, 80% (or more) owned Subsidiary, or immediate family member (in the case of an individual) of any Principal; or

            (2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or persons beneficially holding an 80% or more controlling interest of which consist of any one or more Principals and/or such other persons referred to in the immediately preceding clause (1).

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Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

      14.   Disability of Employee.

            (a) In the event Employee becomes disabled during the First Period or Second Period, the Company will continue to pay the Employee according to the compensation provisions of this Agreement during the period of his disability, until such time as Employee's long term disability insurance benefits become available. However, in the event the Employee is disabled for more than six continuous months, the Company may terminate this Agreement. In this case, the compensation provided for under this Agreement will cease, except for earned but unpaid salary, any Incentive Compensation Awards that would be payable and the Severance Amount remaining to be paid as of the date of any such disability.

            (b) During the period the Employee is receiving payments of either regular compensation or disability insurance described in this Agreement and as long as he is physically and mentally able to do so, the Employee will furnish information and assistance to the Company and from time to time will make himself available to the Company to undertake assignments consistent with his prior position with the Company and his physical and mental health. If the Company fails to make a payment or provide a benefit required as part of the Agreement, the Employee's obligation to fulfill information and assistance will end.

      The term "disability" shall mean the inability of Employee to perform the duties of his employment due to physical or emotional incapacity or illness (including, without limitation, alcohol or chemical dependency), where such inability has continued or is expected to continue for more than 180 days in any one (1) year period. In the event of a dispute, the determination of disability shall be made as follows: the Company and the Employee (or his executor or personal representative, as the case may be) shall each appoint a physician competent in the field of medicine to which such incapacity or illness relates, and two physicians so selected shall select a third physician who shall be similarly competent. The decision of a majority of such physicians as to the disability of Employee shall be binding on the parties hereto.

            (c) In the event Employee becomes disabled during the Third Period, all obligations and rights under this Agreement shall cease, except for the payment of any sums owed Employee but not paid as of the date of the determination that Employee is disabled.

      15.   Severance Payments.

            (a) Employee is eligible to receive, subject to the conditions set forth herein, (1) $917,800 ("Severance Amount") to be paid over 24 months to begin at the end of the First Period and (2) $300,000 ("Additional Severance") to be paid over 24 months beginning on January 1, 2007. Employee shall also be entitled to receive reasonable attorney's fees and costs incurred in making a successful claim for compensation and benefits hereunder, including all costs of arbitration, mediation, or litigation.

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            (b)   Schedule of Payments.

                  (1) Both the Severance Amount and the Additional Severance shall be paid over twenty-four (24) months or, in Company's sole discretion, either may be paid in a single lump sum upon giving thirty (30) days written notice to Employee.

                  (2) In the event of the death of Employee prior to the payment of any amounts due hereunder, all remaining payments owed at the time of death may, at the Company's sole discretion, be made in a single lump sum to the surviving spouse of Employee. If Employee is not married at the time of death, such cash payments may be made to Employee's estate.

      16. Cooperation. During the Term, Employee shall provide his full cooperation to and support of the Company and its affiliates in the defense or prosecution of one or more existing or future court actions, governmental investigations, arbitrations, mediations or other legal, equitable or business matters or proceedings which involve the Company, its affiliates or any of their respective employees, officers or directors. If Employee shall be required to travel in excess of fifty (50) miles from his principal place of residence pursuant to this section, the Company shall reimburse him for his reasonable travel, meal and lodging expenses.

      17.   Assignment.

            (a) Employee may not assign this Agreement to anyone without the Company's prior written consent.

            (b) This Agreement may not be assigned by the Company except to an affiliate of the Company, provided, however, that if a Change in Control occurs, the Company may assign its rights and obligations hereunder to that corporation subject only to Section 5(e) hereof.

      18. Notices. Any notice or other communications under this Agreement shall be in writing, signed by the party making same, and shall be delivered personally or sent by certified or registered mail, postage prepaid, addressed as follows:

      If to Employee:                    Vernon S. Westrich
                                         9357 S. Sullivan Place
                                         Terre Haute, Indiana 47802

      If to the Company:                 AHS Management Company, Inc.
                                         Attention: General Counsel
                                         One Burton Hills Blvd, Suite 250
                                         Nashville, Tennessee  37215

or to such other address as may hereafter be designated by either party hereto. All such notices shall be deemed given on the date personally delivered or mailed.

      19. Governing Law. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Tennessee, without giving effect to the choice of law provisions of such State.

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      20.   Arbitration. Any dispute among the parties hereto shall be settled by arbitration in Nashville, Tennessee, in accordance with the then applicable rules of the American Arbitration Association and judgment upon the award rendered may be entered in any court having jurisdiction thereof. The arbitrator shall award all costs, legal expenses and fees to the successful party.

      21. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid, but if any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability for any such provisions in every other respect and of the remaining provisions of this Agreement shall not be in any way impaired.

      22. Modification. No waiver of modification of this Agreement or of any covenant, condition, or limitation herein contained shall be valid unless in writing and duly executed by the party to be charged therewith and no evidence of any waiver or modification shall be offered or received in evidence of any proceeding, arbitration or litigation between the parties hereunder, unless such waiver or modification is in writing, duly executed as aforesaid and the parties further agree that the provisions of this section may not be waived except as herein set forth.

      23. Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter contained herein. There are no restrictions, promises, covenants or undertakings, other than those expressly set forth herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter and specifically replaces that certain Employment Agreement by and between Vernon S. Westrich and Behavioral Healthcare Corporation. This Agreement may not be changed except by a writing executed by the parties.

      24. Company Policies, Regulations and Guidelines for Employee. The Company may issue policies, rules, regulations, guidelines, procedures or other information material, whether in the form of handbooks, memoranda, or otherwise, relating to its employees ("Policies"). If any provision of this contract conflicts with those Policies, then this contract governs.

      IN WITNESS WHEREOF, the undersigned have executed this Agreement on the day and year first above written.

                            AHS MANAGEMENT COMPANY, INC.

                            By: /s/ Jamie E. Hopping
                                ------------------------------------

                            Title: Executive Vice President and
                                   ---------------------------------
                                   Chief Operating Officer
                                   ---------------------------------

                            EMPLOYEE
                              /s/ Vernon S. Westrich
                            ----------------------------------------
                            Vernon S. Westrich

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